EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders,

Class Over Inc.

450 7th Avenue, Suite 905

New York, NY 10123

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Class Over Inc. as of December 31, 2024, and the related statements of operations and changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Class Over Inc. as of December 31, 2024, and the results of its operations and its cash flows for year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Class Over Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Class Over Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as Class Over Inc.'s auditor since 2025.

Henderson, Nevada

April 16, 2025

1

CLASS OVER INC.

CONSOLIDATED BALANCE SHEETS

 (EXPRESSED IN US DOLLARS)

	December 31,	December 31,
	2024	2023

ASSETS

Current assets:
Cash	$50,682	$787,652
Prepayments and other current assets	15,557	17,400
Due from related parties	8,251	9,297

Total current assets	74,490	814,349

Noncurrent assets:
Property and equipment, net	218,617	87,735
Operating lease right-of-use assets, net	1,552,242	1,845,768

Total noncurrent assets	1,770,859	1,933,503

TOTAL ASSETS	$1,845,349	$2,747,852

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,200	$60
Interest payable	19,072	9,969
Deferred revenues	2,719,091	2,561,246
Due to related parties	249,545	356,631
Operating lease liabilities - current	314,685	295,475
Accrued liabilities and other payables	63,415	19,517

Total current liabilities	3,373,008	3,242,898

Noncurrent liabilities:
Convertible notes payable	1,750,000	1,650,000
Operating lease liabilities - noncurrent	1,241,495	1,556,180

Total noncurrent liabilities	2,991,495	3,206,180

TOTAL LIABILITIES	6,364,503	6,449,078

Commitments and contingencies	-	-

Stockholders' equity:
Ordinary shares, $0.0001 par value, 3,500,000 shares authorized, 1,578,500 and 1,500,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	158	150
Additional paid-in capital	80,412	55,300
Accumulated deficit	(4,599,724)	(3,756,676)

Total stockholders' (deficit)	(4,519,154)	(3,701,226)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,845,349	$2,747,852

See accompanying notes to the consolidated financial statements.

2

CLASS OVER INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

 (EXPRESSED IN US DOLLARS)

	For the Year Ended December 31,
	2024	2023

Revenues:
Service revenues	$3,375,604	$2,996,835
Consulting revenues (related party)	300,000	100,000

Total revenues	3,675,604	3,096,835

Cost of revenues:
Cost of revenues	1,616,428	1,437,979

Total cost of revenues	1,616,428	1,437,979

Gross profit	2,059,176	1,658,856

Operating expenses:
Selling and marketing	657,003	505,518
General and administrative	2,196,747	1,551,633
Research and development	39,254	26,730

Total operating expenses	2,893,004	2,083,881

(Loss) from operations	(833,828)	(425,025)

Interest and other expense	(9,220)	(8,030)

(Loss) before provision for income taxes	(843,048)	(433,055)
Provision for income taxes	-	-

Net (loss)	$(843,048)	$(433,055)

Net loss per share - basic and diluted	$(0.53)	$(0.29)
Weighted average shares outstanding - basic and diluted	1,576,995	1,500,000

See accompanying notes to the consolidated financial statements.

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CLASS OVER INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

 (EXPRESSED IN US DOLLARS)

	Ordinary shares	Ordinary shares amount	Additional Paid-in Capital	Accumulated deficit	Total
Balance at December 31, 2022	1,500,000	$150	$55,300	$(3,323,621)	$(3,268,171)
Net loss			-	(433,055)	(433,055)
Balance at December 31, 2023	1,500,000	$150	55,300	(3,756,676)	(3,701,226)
Stock compensation issued for consulting services	78,500	8	25,112	-	25,120
Net loss			-	(843,048)	(843,048)
Balance at December 31, 2024	1,578,500	$158	$80,412	$(4,599,724)	$(4,519,154)

See accompanying notes to the consolidated financial statements.

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CLASS OVER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (EXPRESSED IN US DOLLARS)

	For the Year Ended December 31,
	2024	2023

Cash flows from operating activities:
Net (loss)	$(843,048)	$(433,055)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	54,823	27,741
Amortization of operating lease right-of-use assets	293,526	282,309
Stock compensation issued for consulting services	25,120	-
Changes in operating assets and liabilities:
Due from related parties	1,046	(4,297)
Prepayments and other current assets	1,843	(8,900)
Accounts payable	7,140	(484)
Interest payable	9,103	5,280
Deferred revenues	157,845	59,626
Operating lease liabilities	(295,475)	(277,578)
Due to related parties	(237,086)	324,561
Accrued liabilities and other payables	43,898	(32,977)
Net cash (used in) operating activities	(781,265)	(57,774)

Cash flows from investing activities:
Purchases of property and equipment	(185,705)	-
Net cash (used in) investing activities	(185,705)	-

Cash flows from financing activities:
Proceeds from convertible notes payable	100,000	200,000
Proceeds from promissory notes related party	130,000	-
Net cash provided by financing activities	230,000	200,000

Net (decrease) increase in cash	(736,970)	142,226
Cash, beginning of period	787,652	645,426

Cash, end of period	$50,682	$787,652

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to the consolidated financial statements.

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CLASS OVER INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of the Business and Basis of Presentation

Class Over Inc. (the “Company,” “Classover DE,” “we,” “us” or “our”) was formed on March 16, 2022 as a holding company in Delaware, which was 100% controlled by the sole owner Hui Luo. Class Over Inc. (“Classover NJ”) was formed on June 16, 2020 in New Jersey, which was 100% controlled by the sole owner Hui Luo. Classover NJ is an online enrichment program that offers over 20 courses taught by certified instructors. It caters to children aged 4 to 17, providing personalized attention and a supportive learning environment. On April 19, 2022, Classover DE entered into a stock transfer agreement with Classover NJ. After the share exchange, Classover DE owned 100% of Classover NJ.

Classover DE and Classover NJ were under common control as the same shareholder held more than 50% of the voting ownership interest of each entity. Accordingly, the accompanying consolidated financial statements retroactively reflect the reorganization effective for all periods presented.

Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) from the Company’s accounting records and reflect the financial position and results of operations for the fiscal years ended December 31, 2024 and 2023.

Note 2. Summary of Significant Accounting Policies

Accounting Principles—The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).

Principles of Consolidation—The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany transactions and balances between the Company and its subsidiary are eliminated upon consolidation.

Liquidity and Going Concern— As of December 31, 2024, the Company had cash of $50,682, current liabilities of $3,373,008, a working capital deficit of $3,298,518, and a stockholders’ deficit of $4,519,154. For the years ended December 31, 2024 and 2023, the Company had losses of $843,048 and $433,055, respectively. However, Management of the Company has evaluated the sufficiency of its working capital and concluded that the Company’s available cash and cash equivalents, cash generated from operations, issuance of debt and equity securities will be sufficient to support its continuous operations and to meet its payment obligations when liabilities fall due within the next twelve months from the date of issuance of these combined and consolidated financial statements. Accordingly, the Company’s combined and consolidated financial statements are prepared on going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment, valuation of deferred tax assets and liabilities, operating lease right-of-use assets and liabilities and deferred revenue. Actual results may differ materially from such estimates. Management believes that the estimates, and judgments upon which they rely, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected.

Revenue Recognition— The Company has three predominant sources of revenue: time-based subscriptions, credit-based subscriptions to our online courses, and marketing consulting services.

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Subscription Revenue

Customers are required to pay in advance to enroll for courses.  For time-based subscriptions, we are obligated to provide students with unlimited access to our course for a specified term. For credit-based subscriptions, we offer our students the flexibility to take courses at any time up to the limit of their prepaid balance. Each contract of the online education service is accounted for as a single performance obligation which is satisfied ratably over the service period. We charge fixed fees for the services contracts. The proceeds collected are initially recorded as deferred revenue. For credit-based subscriptions, revenues are recognized proportionately as the courses are delivered. For time-based subscriptions, revenues are recognized on a straight-line basis over the subscription period from the date in which the students activate the courses to the date of expiration. Refunds are provided to the students who decide to withdraw from the subscribed courses within the course offer period and a proportional refund is based on the percentage of untaken courses to the total courses purchased. Historically, the Company has not experienced material refunds.

Consulting Revenue

The Company also generates revenue from consulting services. The Company’s consulting program is designed to teach startup founders within the education sector how to market their product, refine their course content, infrastructure, and business models, achieve market fit and operating efficiency, and scale the startup into a high growth education business. The Company’s performance obligation is to provide consulting services to startup founders for a specific term. Customers are required to prepay the full consulting service charge, which is fixed and determinable, at contract inception to secure program spot, and revenue is recognized over time on a straight-line basis through the service term.

Principal Agent Considerations—The Company makes its application available to be downloaded through third-party digital distribution service providers. Users who intend to enroll our courses are directed to third-party payment platforms before completing the subscription with us. The Company evaluates the purchases via third-party payment processors to determine whether its revenues should be reported gross or net of fees retained by the payment processor. The Company is the principal in the transaction with the end user as a result of controlling, hosting, and integrating the delivery of the virtual items to the end user. The Company records revenue on a gross basis as a principal and records fees paid to third-party payment platforms as cost of revenues.

Deferred Revenue— Deferred revenue mostly consists of payments we receive in advance of revenue recognition. Revenue is recognized over the life of the subscription, or as the delivery of the pre-purchased class sessions occurs. The Company classifies deferred revenue as a short-term liability on the balance sheets as the longest subscription plan is for twelve months and the remaining sessions are expected to be delivered within twelve months or less.

Cost of Revenue—Cost of revenue predominantly consists of streaming services, third-party payment processing fees, and wages for teachers and certain employees engaged in producing the revenue.

Referral Incentives – Referral incentives are course credits that we offer to our customers for referring new customers. The incentives are expensed as incurred when the credits are consummated and the corresponding expenses, which are independent educators’ compensation allocated to service the referral credits, are included in selling expenses

Cash and Cash Equivalents—Cash consists primarily of cash on hand and bank deposits. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The following table shows the breakout between cash on hand and bank deposits.

	December 31, 2024	December 31, 2023

Cash on hand	$3,144	$3,144
Bank deposits	47,538	784,508
Total cash shown in the Statement of Cash Flows	$50,682	$787,652

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Property and Equipment—Property and equipment primarily includes computers and furniture stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over 5 years.

Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the leasehold improvements. Costs related to maintenance and repairs that do not extend the assets’ useful life are expensed as incurred.

Income Taxes—The Company provides for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities for financial reporting and for income tax reporting. The deferred tax asset or liability represents the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is established for any deferred tax asset for which it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at December 31, 2024 and December 31, 2023 related to uncertain tax positions.

Fair Value of Financial Instruments—The Company accounts for certain assets and liabilities at fair value in accordance with the accounting guidance applicable to fair value measurements and disclosures.

The carrying values of cash, accounts payable, deferred revenues, interest payable, due to related parties, and accrued liabilities and other payables are deemed to be reasonable estimates of their fair values because of their short-term nature.

Research and Development Costs— Research and development expenses are expensed as incurred and include compensation-related expenses to the outsourced subcontractors for maintenance of our online learning platform.

Segment Information and Geographic Data—FASB ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280.

Advertising Costs—Advertising costs amounted to $63,176 and $96,255 for the years ended December 31, 2024 and 2023, respectively. Advertising costs are expensed as incurred and included in selling expenses.

Contingencies—The Company records accruals for contingencies and legal proceedings expected to be incurred in connection with a loss contingency when it is probable that a liability has been incurred and the amount can be reasonably estimated.

If a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss, would be disclosed.

8

Operating Leases—Effective January 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On November 1, 2022, the Company recognized approximately $2.2 million of right of use (“ROU”) assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease with related party Dream Go for its office space expiring on October 31,2029, using an incremental borrowing rate of 4%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option would result in an economic penalty. The Company’s real estate sublease has been classified as an operating lease.

Since the implicit rate for the Company’s sublease was not readily determinable, the Company used its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Our sublease does not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2024 and 2023, the convertible notes payable were excluded from the calculation of diluted EPS as their inclusion would have been anti-dilutive.

Recently Adopted Accounting Pronouncements—

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which modifies the measurement of expected credit losses of certain financial instruments. This new guidance was effective for private companies for fiscal years beginning after December 15, 2021, but early adoption was permitted. The adoption of this guidance did not have an impact on our consolidated financial statements and related disclosures.

9

Note 3. Property and Equipment, net

Property and equipment consists of the following as of December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023
Computers and electronic equipment	$55,532	$55,532
Furniture and fixtures	91,018	83,178
Leasehold improvements	177,865	—
Total property and equipment	324,415	138,710
Less: accumulated depreciation	(105,798)	(50,975)
Total property and equipment, net	$218,617	$87,735

Depreciation expense was $54,823 and $27,741 for the years ended December 31, 2024 and 2023, respectively, and is included within general and administrative expenses in the Company’s statements of operations.

Note 4. Leases

On November 1, 2022, the Company entered into an operating sublease with a related party, Dream Go, for its office space located at 450 7th Avenue, Suite 905, New York, NY 10123 expiring on October 31, 2029. On November 1, 2022, the Company recognized approximately $2.2 million of ROU assets and operating lease liabilities based on the present value of the future minimum rental payments of the sublease, using an incremental borrowing rate of 4%.

As of December 31, 2024, the Company’s operating sublease had a remaining lease term of approximately 4.8 years.

For the years ended December 31, 2024 and 2023, rent expense for the operating sublease was $361,011 and $361,012, respectively.

The Company’s sublease obligations as of December 31, 2024 are presented below:

Year ending December 31,
2025	$370,221
2026	242,211
2027	388,790
2028	407,405
Remaining	310,114
Total future lease payments	1,718,741
Less: Interest	(162,561)
Present value of lease liabilities	$1,556,180

Future amortization of the Company’s ROU assets is presented below:

Year ended December 31,
2025	$305,476
2026	314,154
2027	326,161
2028	340,709
Remaining	265,742
Total	$1,552,242

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Subleases

On November 1, 2022, the Company entered into sublease agreements with related parties (1) Dream Legal Group, Inc., (2) Tigerless Health, Inc., and (3) First Cover, Inc. to sub rent portions of its office space located at 450 7th Avenue, Suite 905, New York, NY 10123. These subleases are month-to-month starting on November 1, 2022 and ending upon a notice of 30 days from either party.

On July 1, 2024, the Company terminated the subleases with Tigerless Health, Inc, and First Cover, Inc. Sublease income is recognized on the straight-line basis over the lease term. Billed and uncollected operating lease receivables will be included in due from related parties which are stated at their estimated net realizable value. For the years ended December 31, 2024 and 2023, the Company’s income from these three subleases totaled $108,965 and $149,807, respectively (which has been reflected as a reduction of general and administrative expenses in the accompanying consolidated Statements of Operations).

Note 5. Accrued Liabilities and Other Payables

Accrued liabilities and other payables consisted of the following:

	December 31, 2024	December 31, 2023
Credit card payable	$58,269	$15,289
Payroll tax payable	5,146	4,228
Total	$63,415	$19,517

Note 6. Income Taxes

The Company had no income tax provision for the years ended December 31, 2024 and 2023.

The Company has the following deferred tax assets (liabilities) as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Net operating loss carryforwards	$965,019	$790,223
Other expense temporary difference	2,813	2,544
Total deferred tax assets	967,833	792,767
Deferred revenue	-	-
Deferred tax liability- Depreciation	(2,263)	(2,777)
Allowance	(965,570)	(789,990)
Net deferred taxes	$-	$-

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will not be available against which the net operating loss and temporary differences can be utilized. A valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Company considered factors including future taxable income exclusive of reversing temporary differences and tax loss carry forwards. The Company has provided a full valuation allowance for the net deferred tax asset as it is not more likely than not that the asset will be realized.

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The provision for income taxes differs from the amounts computed by applying the federal statutory rate as follows for the periods ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Federal statutory rate	21.0%	21.0%
Valuation allowance	(21.0)	(21.0)

Effective income tax rate	0.0%	0.0%

The effective tax rate for the three and twelve months ended December 31, 2024 and 2023 is less than the statutory rate primarily as a result of the valuation allowance for net deferred tax assets.

No uncertain tax benefits have been recorded for the three and twelve months ended December 31, 2024 and 2023.

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” (the “Act”) was signed into law. The Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company analyzed the provisions of the Act and determined there was no significant impact to its income taxes for the periods presented.

As of December 31, 2024, the Company has approximately $4,595,000 in federal net operating loss carryforwards. These loss carryforwards have an indefinite life.

The Company’s tax years 2021 and forward generally remain subject to examination by federal and state tax authorities.

Note 7. Related parties

As of December 31, 2024 and December 31, 2023, the Company has related party transactions with the following affiliates and affiliated entities:

Related Party Name	Relationship
Hui Luo	Majority owner of the Company
Yi Liu	Spouse of Hui Luo
Genius Kid Class LLC	An entity controlled by Yi Liu
Dream Legal Group, Inc	An entity controlled by Hui Luo
Ideal Force LLC	An entity controlled by Yi Liu
Tigerless Health, Inc*	Hui Luo as a minority shareholder
First Cover, Inc*	Hui Luo as a minority shareholder
Dream Go Inc.	An entity controlled by Hui Luo

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Due from related parties

	As of December 31,
	2024	2023

Due from First Cover, Inc*	$—	$2,699
Due from Tigerless Health, Inc*	—	6,598
Due from Dream Legal Group, Inc.	8,251	-
Total due from related parties	$8,251	$9,297

*As of December 31, 2024, Tigerless Heath, Inc and First Cover, Inc are no longer related parties to the Company.

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Due to related parties

	As of December 31,
	2024	2023
Due to Yi Liu-accrued interest on convertible note* (see Note 8)	$—	$2,146
Due to Luo Hui-accrued interest on promissory note***	866	—
Due to Luo Hui – promissory note***	130,000	-
Due to Dream Go Inc.	117,379	54,485
Due to Genius Kid Class LLC**	—	300,000
Total due to related parties - current	249,545	356,631
Due to Yi Liu – convertible note due February 7, 2027* (see Note 8)	—	250,000

* Convertible note was transferred from Yi Liu to third party holders on December 20, 2024.

**Consulting fee received in advance. Services were provided over the nine months ended September 30, 2024.

*** Due on August 15, 2025, at a rate of 4% per annum.

The following table represents related party transactions for the years ended December 31, 2024 and 2023:

		Year Ended December 31,
Name	Business Purpose of Transaction	2024	2023
Dream Legal Group, Inc	Sublease income	$71,344	$60,080
First Cover, Inc*	Sublease income	—	22,432
Tigerless Health, Inc*	Sublease income	—	67,295
Dreamgo Inc.	Rent expense	361,011	361,011
Genius Kid Class LLC	Consulting revenue	300,000	100,000

*In November 2023, Hui Luo transferred the minority ownership of Tigerless Heath, Inc and First Cover, Inc to other third parties and those two entities are no longer related parties of the Company.

Sublease income has been reflected as a reduction of general and administrative expenses in the accompanying consolidated statements of operations.

As of December 31, 2024 and December 31, 2023, the Company has the following ROU assets and operating lease liabilities recognized from related party under ASC 842 (Note 4):

		December 31, 2024	December 31, 2023
Dreamgo Inc.	ROU assets	$1,552,242	$1,845,768
Dreamgo Inc.	Short term obligation under operating leases	$(314,685)	$(295,475)
Dreamgo Inc.	Long term obligation under operating leases	$(1,241,495)	$(1,556,180)

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Note 8. Convertible Notes Payable

Promissory convertible notes are unsecured obligations subordinated to the Company’s senior debts, if any. These notes have a principal balance that accrues simple interest at a rate of 0.44% per annum and matures five years from the date of issuance.

The conversion of these notes into equity occurs at the earliest of:

1)	the closing of the next qualified equity financing, which is the next sale of preferred stock for purpose of raising capital following the issuance of convertible notes; or
2)

at the election of the requisite noteholders following a corporate transaction, which occurs at i) the sale, transfer, or disposition of all or substantially all of the Company’s assets; or ii) the consummation of a merger or consolidation of the Company with or into entity; or iii) the transfer of more than 50% of outstanding voting securities of the Company; or

3)	at the maturity.

The conversion price is calculated based on:

1)	the product of 80% and the lowest per share purchase price of preferred stock issued in the next equity financing; or
2)	the quotient resulting from dividing a conversion valuation cap by the fully diluted capitalization of the Company immediately prior to the closing of a corporate transaction; or
3)	the quotient resulting from dividing a conversion valuation cap by the fully diluted capitalization of the Company immediately prior to maturity.

Convertible notes payable is comprised of the following as of December 31, 2024 and December 31, 2023:

Borrower No.	Amount	Interest Rate	Conversion Cap	Closing Date	Maturity Date	December 31, 2024	December 31, 2023
1	$250,000	0.44%	$3,000,000	2/7/2022	2/7/2027	$250,000	$250,000
2	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
3	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
4	35,000	0.44%	3,000,000	2/7/2022	2/7/2027	35,000	35,000
5	90,000	0.44%	3,000,000	2/7/2022	2/7/2027	90,000	90,000
6	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
7	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
8	10,000	0.44%	3,000,000	2/7/2022	2/7/2027	10,000	10,000
9	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
10	30,000	0.44%	3,000,000	2/7/2022	2/7/2027	30,000	30,000
11	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000	100,000
12	50,000	0.44%	3,000,000	2/7/2022	2/7/2027	50,000	50,000
13	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000	20,000
14	20,000	0.44%	3,000,000	2/7/2022	2/7/2027	20,000	20,000
15	20,000	0.44%	3,000,000	3/3/2022	3/3/2027	20,000	20,000
16	18,176	0.44%	3,000,000	2/7/2022	2/7/2027	18,176	18,176
17	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015	53,015
18	53,015	0.44%	3,000,000	2/7/2022	2/7/2027	53,015	53,015
19	27,265	0.44%	3,000,000	2/7/2022	2/7/2027	27,265	27,265
20	98,529	0.44%	3,000,000	2/7/2022	2/7/2027	98,529	98,529
21	50,000	0.44%	3,000,000	4/7/2022	4/7/2027	50,000	50,000
22	200,000	0.44%	5,000,000	12/6/2023	12/6/2028	200,000	200,000
23	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000	-
24	50,000	0.44%	5,000,000	3/15/2024	3/15/2029	50,000	-
25	87,500	0.44%	3,000,000	2/7/2022	2/7/2027	87,500	87,500
26	62,500	0.44%	3,000,000	2/7/2022	2/7/2027	62,500	62,500
27	100,000	0.44%	3,000,000	2/7/2022	2/7/2027	100,000	100,000
Totals	$1,750,000					$1,750,000	$1,650,000

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Note 9. Segment information and revenue analysis

The Company follows ASC 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company and hence the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting.

Disaggregated information of revenues by stream are as follows:

	2024	2023
Revenues:
Time-based subscriptions	$1,161,383	$1,327,108
Credit-based subscriptions	2,214,221	1,669,727
Marketing revenues (related party)	300,000	100,000
Total revenues	$3,675,604	$3,096,835

Note 10. Commitments and Contingencies

Acquisition Agreement

On May 12, 2024, the Company executed an Agreement and Plan of Merger (“Business Combination Agreement”) with Battery Future Acquisition Corp. ( “BFAC”), Classover Holdings, Inc. (“Pubco”), BFAC Merger Sub 1 Corp. (“Merger Sub 1”), and BFAC Merger Sub 2 Corp. (“Merger Sub 2”). The Business Combination Agreement provides for Pubco’s acquisition of 100% of the issued and outstanding equity of the Company in exchange for the issuance of (1) an aggregate of 6,534,014 shares of Pubco Class A common stock, (2) an aggregate of 5,964,986 shares of Pubco Class B common stock to the Company stockholders and Company noteholders and (3) an aggregate of 1,000,000 shares of Pubco preferred stock allocated among the Company stockholders and Company noteholders as specified in the Business Combination Agreement. Closing of the Business Combination Agreement is subject to satisfaction of certain conditions precedent.

Legal Proceedings

The Company may be involved in various claims and legal actions arising in the ordinary course of business. The Company establishes an accrued liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimatable.

At December 31, 2024, the Company was not involved in any material legal proceedings regarding claims or legal actions against the Company.

Note 11. Concentration of risk

Credit risk—The Company’s concentration of credit risk relates to financial institutions holding the Company’s cash. The Company maintains cash deposits with financial institutions that may exceed federally insured limits at times. The insurance coverage for cash deposits at each bank is $250,000. As of December 31, 2024, the cash balance in each financial institution is insured by the FDIC. Management believes that the financial institutions that hold the Company’s deposits are financially credit worthy and, accordingly, minimal credit risk exists with respect to those balances.

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Customer concentration risk—For the three and twelve months ended December 31, 2024 and 2023, no customer accounted for more than 10% of the Company’s total revenues.

Vendor concentration risk—For the three and twelve months ended December 31, 2024 and 2023, no vendor accounted for over 10% of the Company’s total purchases.

Note 12. Subsequent Events

As previously disclosed, on May 12, 2024, the Company entered into the Business Combination Agreement by and among the Company, BFAC, Pubco, Merger Sub 1 and Merger Sub 2.

Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub 1 was to merge with and into BFAC (the “Reorganization Merger”), with BFAC being the surviving corporation of the Reorganization Merger and becoming a wholly-owned subsidiary of Pubco, and then, immediately following the consummation of the Reorganization Merger, Merger Sub 2 was to merge with and into the Company (the “Acquisition Merger”, and together with the Reorganization Merger the “Mergers”), with the Company being the surviving corporation of the Acquisition Merger and becoming a wholly-owned subsidiary of Pubco.

On April 4, 2025 (the “Closing Date”), the parties consummated the Mergers and the transactions contemplated by the Business Combination Agreement. Pubco issued to the former security holders of the Company an aggregate of 6,535,014 shares of Class A Common Stock, 5,964,986 shares of Class B Common Stock and 1,000,000 shares of Series A preferred stock in exchange for their equity interests in the Company.

In addition, at Closing, Pubco issued to a certain investor (the “PIPE Investor”) (i) 2,400 shares of Series B preferred stock, (ii) a warrant to purchase 1,600 shares of Series B Preferred Stock (the “First Preferred Warrant”), and (iii) a warrant to purchase 1,000 shares of Series B Preferred Stock (the “Second Preferred Warrant,” and together with the First Preferred Warrant, the “Preferred Warrants”), pursuant to the terms of a PIPE Agreement, dated November 22, 2024 (the “PIPE Agreement”), entered into by Pubco, BFAC and the PIPE Investor. At the Closing, the PIPE Investor exercised the First Preferred Warrant to purchase 1,000 shares of Series B Preferred Stock and on April 14, 2025, the PIPE Investor exercised the remaining portion of the First Preferred Warrant and the Second Preferred Warrant in full. Accordingly, Pubco issued to the PIPE Investor an aggregate of 5,000 shares of Series B Preferred Stock for an aggregate of $4,750,000 (net of original issue discount).  In connection with this transaction, certain former shareholders of the Company transferred an aggregate of 1,000,000 shares of Class B Common Stock of Pubco to the PIPE Investor.

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